Exhibit 5.1

Writer's Direct Dial: (212) 225-2920 E-Mail: akohn@cgsh.com

August 21, 2007

American Tower Corporation

116 Huntington Avenue

11th Floor

Boston, MA 02116

Re:	American Tower Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to American Tower Corporation, a Delaware corporation (the “Corporation”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of 30,000,000 shares of the Corporation’s Class A Common Stock, par value $.01 per share (the “Shares”), to be issued under the American Tower Corporation 2007 Equity Incentive Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

American Tower Corporation, p. 2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Corporation and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By  /S/  ARTHUR H. KOHN

        Arthur H. Kohn